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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997, except for Note 8, as to which the date is February 28, 1997, with respect to the financial statements of E-Z Plan, Inc. incorporated by reference in the Registration Statement (Pre-Effective Amendment No. 1 to Form S-3 No. 333-31531) and related Prospectus of Ugly Duckling Corporation for the registration of $200,000,000 of debt securities.



                                          /s/  Ernst & Young LLP


San Antonio, Texas

July 29, 1997